EXHIBIT 10(p).

CONTRAT DE TRAVAIL

ENTRE LES SOUSSIGNES

La Societé McDONALD’ S SYSTEM OF FRANCE, INC, société de droit américain dont le siège social est sis Prentice Hall Corporation System Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, représentée en France par sa succursale de droit américain sise 1, rue Gustave Eiffel - 78045 Guyancourt cedex, représentée aux présentes par Monsieur Matthew H. Paull agissant en qualité de Vice Président et de Contrôleur de la Société, (Ci-après: la société)

D’UNE PART,

ET

Monsieur Denis HENNEQUIN, de nationalité française, immatriculé à la sécurité sociale sous le numéro XXXXXXXXXX, domicilié XXXXXXXXXXXXXX.

D’AUTRE PART,

Il a été convenu et arrêté ce qui suit:

Le présent contrat actualise le contrat de travail de Monsieur HENNEQUIN afin de rappeler et d’entériner les conditions actuelles de son emploi.

Depuis le 3 décembre 1984, les fonctions de Monsieur HENNEQUIN ont régulièrement évoluées, sans interruption, jusqu’à sa position actuelle de Président Europe.

Article 1 : Engagement

Monsieur HENNEQUIN exerce les fonctions de Président Europe, position Cadre.

Il est expressément convenu que l’ancienneté de Monsieur HENNEQUIN est prise en compte depuis le 3 décembre 1984, date à laquelle il a commencé à travailler avec le Groupe McDonald’s (défini comme comprenant la Société McDonald’s Corporation ainsi que toutes les filiales qu’elle détient à cent pour cent).

Il est tenu compte de cette date pour la détermination de l’ensemble des droits de Monsieur HENNEQUIN liés à l’ancienneté.

A seul titre informatif, il est spécifié que la Société applique à titre volontaire la convention collective des bureaux d’Etudes Techniques, Cabinets d’Ingénieurs-Conseils, Sociétés de Conseils Nationale dans ses dispositions étendues (SYNTEC(1)).

Article 2 : Attributions

Le descriptif du poste de Président Europe se trouve en annexe et est considérée comme faisant partie intégrante du présent contrat. Elle est signée par Monsieur HENNEQUIN.

Monsieur HENNEQUIN doit rendre compte de sa mission aussi souvent que nécessaire à la Direction de la société ou à toute autre personne, physique ou morale, désignée par cette dernière.

Les attributions de Monsieur HENNEQUIN sont amenées à évoluer, et lesdites attributions, ainsi que le nom et/ou la qualité de la personne à laquelle Monsieur HENNEQUIN rendra directement compte de son activité, pourront être modifiés, autant que nécessaire, compte tenu de l’évolution de

EMPLOYMENT CONTRACT

BETWEEN THE UNDERSIGNED

McDONALD’S SYSTEM OF FRANCE, INC., a company governed by American law whose registered office is located at Prentice Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, represented in France by its branch McDonald’s System of France, governed by American law and located at 1, rue Gustave Eiffel - 78045 Guyancourt cedex, represented for the purposes hereof by Matthew H. Paull, acting in his capacity as Vice President and Controller of the Company, (Hereinafter: the Company)

ON THE ONE HAND,

AND

Mr. Denis HENNEQUIN, a French national, registered with the French social security system under number XXXXXXXXXXX, residing at XXXXXXXXXXXXXXX.

ON THE OTHER HAND,

It is hereby agreed as follows:

The present contract is to update Mr. HENNEQUIN’S employment contract to acknowledge and memorialize the current conditions of his employment. Since December 3rd 1984, Mr. HENNEQUIN’S duties have been regularly developed without any interruption until his current position of President Europe.

Article 1: Hiring

Mr. HENNEQUIN holds the position of President-Europe, with executive employee status.

It is expressly agreed that Mr. HENNEQUIN’s seniority shall be taken into account with effect from 3 December 1984, which is the date on which he first joined the McDonald’s Group (defined as inclusive of McDonald’s Corporation and all whollyowned subsidiaries thereof).

This date shall be used as a reference in order to determine all Mr. HENNEQUIN’s entitlements based on length of service.

For information purposes, it is specified that the Company has chosen to apply voluntarily the extended provisions of the national collective bargaining agreement for the IT, engineering and consulting sector (“SYNTEC(1)”).

Article 2: Duties

The Job description for President - Europe is attached to this employment contract and is considered as an integral part of said contract. It is signed by Mr. HENNEQUIN.

Mr. HENNEQUIN reports on the performance of his duties, as often as necessary, to the Management of the Company McDonald’s Corporation or to any other natural person or legal entity designated by the latter.

The duties of Mr. HENNEQUIN may evolve over time and said duties, as well as the person and/or the capacity of the person to whom Mr. HENNEQUIN is required directly to report, are subject to change and may be modified as often as necessary to take into account organizational changes within the Group, provided that these changes are in keeping with Mr. HENNEQUIN’s status. Mr. HENNEQUIN shall be informed of any such changes

(1)	Convention collective des bureaux d’études techniques, cabinets d’ingénieurs conseils, sociétés de conseils

l’organisation du Groupe, dans le respect des qualifications de Monsieur HENNEQUIN.

Tout changement de cette nature sera notifié par Monsieur HENNEQUIN par note interne et ne pourra pas être considéré comme une modification du présent contrat de travail, ce que Monsieur HENNEQUIN accepte expressément.

Monsieur HENNEQUIN s’engage à remplir ses fonctions au mieux des intérêts de la Société et du Groupe et conformément à leur politique générale, incluant, en particulier, le Code de Pratiques des Affaires (« Standards of Business Conduct ») ainsi qu’aux instructions qui lui seront données par ses supérieurs hiérarchiques. De façon générale, Monsieur HENNEQUIN s’engage à consacrer ses meilleurs soins à l’exercice de la fonction qui lui est confiée et à respecter, dans le cadre de sa fonction et de ses attributions, toutes instructions orales ou écrites, générales ou particulières, de la Direction de la Société et du Groupe.

Dans le cadre de cette mission, il est expressément convenu que Monsieur HENNEQUIN accepte tout mandat social pouvant lui être confié au titre de l’une des sociétés du Groupe.

Article 3 : Durée

Le présent contrat est conclu pour une durée indéterminée.

Article 4 : Rémunération

A compter du 1er mars 2007, Monsieur HENNEQUIN perçoit en rémunération de son travail un salaire brut mensuel fixe de 34.615,39 €uros (trente-quatre mille, six cent quinze point trente-neuf euros). Cette rémunération inclut les primes conventionnelles.

Monsieur HENNEQUIN perçoit en outre un “treizième mois” égal à la mensualité définie ci-dessus. Cette gratification lui est versée suivant les modalités en vigueur dans l’entreprise. En cas de rupture du présent contrat, Monsieur HENNEQUIN percevra ce treizième mois prorata temporis, au cours de l’année considérée.

Monsieur HENNEQUIN perçoit en outre, compte tenu de son statut, une rémunération variable dont le montant est fixé en fonction d’objectifs définis, à titre informatif, en annexe au présent contrat. Monsieur HENNEQUIN reconnaît et accepte que ces objectifs et critères pourront être modifiés à tout moment ou annuellement en application de la Politique du Groupe et que ces modifications ne constituent pas une modification de son contrat de travail.

Monsieur HENNEQUIN continuera également à percevoir une prime d’expatriation lors de ses déplacements professionnels à l’étranger.

Monsieur HENNEQUIN bénéficiera également d’une voiture de fonction selon la politique de McDonald’s France.

Article 5 : Durée du travail

Compte tenu des responsabilités qui sont attribuées à Monsieur HENNEQUIN, dont l’importance implique une large indépendance dans l’organisation de son emploi du temps, de son habilitation à prendre des décisions de façon largement autonome et de la rémunération qu’il perçoit, qui se trouve dans les niveaux de rémunération les plus élevés de l’entreprise, il est convenu expressément entre les parties que Monsieur HENNEQUIN sera considéré comme cadre dirigeant au regard des dispositions relatives à la durée du travail et, à ce titre, exclu du bénéfice desdites dispositions.

by internal memoranda. Mr. HENNEQUIN expressly acknowledges that said changes shall not be considered as a modification of this employment contract.

Mr. HENNEQUIN undertakes to perform his duties in the best interests of the Company and the Group and in compliance with the general policies of the latter, including but not limited to the Standards of Business Conduct, and the instructions given to him by his superiors. Mr. HENNEQUIN undertakes to devote the necessary care and attention to the duties entrusted to him and to follow all the verbal, written, general or special instructions given to him by the Management of the Company and the Group, provided they are within the scope of the duties and responsibilities entrusted to him.

For the purposes of his duties, it is expressly agreed that Mr. HENNEQUIN shall agree to be appointed as a corporate officer and/or Director of any company of the Group.

Article 3: Term

This contract is entered into for an unlimited period.

Article 4: Compensation

As of 1 March 2007, in consideration for the performance of his duties, Mr. HENNEQUIN receives a fixed monthly salary of 34,615.39 €uros gross. This compensation includes the bonuses provided for in the collective bargaining agreement.

Mr. HENNEQUIN shall also receive a “thirteenth month” salary payment, equal to one month of salary as defined above. This amount shall be paid to him in accordance with the terms and conditions in force from time to time in the Company. In the event of termination of this employment contract, the amount of this thirteenth month payment shall be prorated to the time effectively worked by Mr. HENNEQUIN during the year in question.

Mr. HENNEQUIN shall also receive a variable compensation according to his level based on his achievement of the targets as stipulated in, for informational purposes only, an appendix to this contract. Mr. HENNEQUIN acknowledges and agrees that such targets and criteria may be changed from time to time or year-to-year in conformance with Group policy and that such changes shall not constitute a modification of this employment contract.

Mr. HENNEQUIN shall also continue to receive allowance expatriation when he shall go abroad for business reasons.

Mr. HENNEQUIN shall have benefit of a company car according to the policies of McDonald’s France.

Article 5: Working time

Given the importance of the responsibilities entrusted to Mr. HENNEQUIN, which imply that he will have a great deal of freedom to organize his work schedule and take autonomous decisions, as well as the level of his compensation which is amongst the highest in the Company, it is expressly agreed that Mr. HENNEQUIN is considered as a managing executive and consequently, he is not subject to the provisions on working time.

Article 6: Paid vacation

Mr. HENNEQUIN’s paid vacation entitlements shall be in accordance with the relevant legal provisions.

Article 6 : Congés payés

Monsieur HENNEQUIN bénéficie des dispositions légales applicables en matière de congés payés.

Article 7 : Lieu de travail

Monsieur HENNEQUIN est rattaché administrativement à la succursale française de la société sise à Guyancourt où il exerce, à titre principal, son activité. Toutefois, il est expressément convenu que la nature des fonctions de Monsieur HENNEQUIN peut l’amener à exercer temporairement sa mission en tout autre lieu en France ou à l’étranger.

En conséquence, Monsieur HENNEQUIN s’engage notamment à effectuer tous déplacements nécessaires à l’exercice de ses fonctions, tant en France qu’à l’étranger, et ce quelle que soit leur durée.

Article 8 : Clause de mobilité

La société se réserve la possibilité de modifier le lieu de travail et de muter Monsieur HENNEQUIN dans tout autre établissement ou société du Groupe situés dans toutes les zones géographiques en Europe considérées comme appartenant, au jour de la signature du présent contrat, à « McDonald’s Europe », sous la seule réserve de le prévenir au moins six mois à l’avance.

Les parties au présent contrat tiennent à réaffirmer l’importance de la mobilité dont Monsieur HENNEQUIN doit faire preuve dans l’exercice de ses fonctions compte tenu de la multitude des lieux où s’exerce l’activité du Groupe.

Article 9 : Remboursement de frais

Les frais professionnels, notamment de déplacement, de Monsieur HENNEQUIN, engagés à l’occasion de l’exercice de ses fonctions, dans l’intérêt de la Société, lui seront remboursés sur présentation des notes de frais accompagnée des justificatifs appropriés, conformément aux procédures en vigueur dans la Société, dont il déclare avoir pris connaissance. Le remboursement est effectué une fois par mois.

La Société se réserve à tout moment la possibilité de modifier les modalités de remboursement des frais professionnels, sans que cette modification puisse être considérée comme une modifi cation du contrat par Monsieur HENNEQUIN.

Article 10 : Exclusivité

Monsieur HENNEQUIN déclare n’exercer aucune autre activité professionnelle, autres que celles exercées au titre du présent contrat, rémunérée ou non, ni détenir aucun mandat social de Directeur dans toute société du Groupe. L’acceptation par Monsieur HENNEQUIN de toute autre activité professionnelle doit faire l’objet d’une autorisation écrite préalable de la Direction.

Article 11 : Discrétion/ Confidentialité

Monsieur HENNEQUIN reconnaît que la divulgation d’informations confidentielles ou de secrets commerciaux de la Société et/ ou de toute société du Groupe pourrait nuire aux intérêts de ces derniers. Ceci concerne, notamment :

(a)	toutes les versions de logiciels, de matériel informatique, de progiciels et de documents dont la Société et/ ou toute société du Groupe sont propriétaires (y compris les codes sources et les codes objet) ;

(b)	la documentation technique concernant la Société et/ ou toute société du Groupe ;

Article 7: Place of work

From an administrative point of view, Mr. HENNEQUIN is attached to the French branch of the Company in Guyancourt, where he will perform the major part of his duties. However, it is expressly agreed that, due to the nature of these duties, he may be required to work on a temporary basis at any other place in France or abroad.

As a result, Mr. HENNEQUIN undertakes to travel as often and for as long as necessary for professional purposes, both in France and abroad.

Article 8: Mobility clause

The Company reserves the right to change the place of work of Mr. HENNEQUIN and to transfer the latter to any other establishment or company of the Group in a country within the geographical area that is as of the date of this contract considered “McDonald’s Europe”, subject to at least six months’ prior notice.

The parties hereto stress the importance of Mr. HENNEQUIN’s acceptance of these provisions regarding mobility, in view of the number of sites operated by the Group.

Article 9: Reimbursement of business expenses

The business expenses, and in particular the travel expenses incurred by Mr. HENNEQUIN for the purposes of his duties and in the Company’s interests, shall be reimbursed to him upon the presentation of expense sheets along with supporting documents, in compliance with the Company’s business expenses policy, Mr. HENNEQUIN representing that he understands and accepts same. Business expenses are reimbursed on a monthly basis.

The Company reserves the right to change the terms and conditions of its business expenses policy at any time, without said change being considered as a modification of Mr. HENNEQUIN’s employment contract.

Article 10: Exclusivity

Mr. HENNEQUIN represents that he does not and will not perform any other professional activities, either with or without compensation, other than pursuant to his employment under this contract or as corporate officer or Director of any Group company. Mr. HENNEQUIN shall not agree to undertake any other professional activities without the prior written consent of the Management.

Article 11: Secrecy/Confidentiality

Mr. HENNEQUIN acknowledges that the disclosure of the Company’s and/or Group’s confidential information or trade secrets could be detrimental to the interests of the Company and/or Group. This obligation of secrecy/confidentiality shall apply, in particular, to:

(a)	any and all versions of the computer software (including source codes and object codes), hardware, packages and documents owned by the Company or any Group company;

(b)	all technical documents relating to the Company and/ or any Group company;

(c)	information relating to the Company’s and/or Group company’s business, including non-published accounting and financial information, business plans, market survey methods, files and data regarding clients and

(c)	les informations concernant l’activité de la Société et/ ou de toute société du Groupe s’agissant, notamment, des informations comptables et financières non publiées, les business plans, les méthodes d’étude de marché, les fichiers et données clients et prospects, les fichiers et données fournisseurs et les stratégies d’entreprise ;

(d)	les informations fournies par les fournisseurs, les salariés, les consultants, les clients ou les entreprises partenaires de la Société et/ ou de toute société du Groupe à des fins d’étude, d’évaluation ou d’utilisation ;

(e)	toutes autres informations dont n’a pas connaissance le public de manière générale et qui, s’il en était fait mauvais usage ou si elles étaient divulguées, pourraient, selon toute vraisemblance, avoir un impact négatif sur les activités de la Société et/ ou de toute société du Groupe.

Monsieur HENNEQUIN s’engage à observer la discrétion la plus absolue sur les secrets commerciaux de la Société et/ ou de toute société Groupe (et ceux de toute personne physique ou morale avec lesquelles la Société passe des contrats), peu importe qu’il ne les ait pas développés en personne.

Monsieur HENNEQUIN est tenu à une obligation générale de discrétion sur les activités de la Société et sur celles du Groupe ainsi que celles de leurs clients, fournisseurs et partenaires. Ceci s’applique tant pendant la durée du présent contrat qu’après sa cessation, sur une période illimitée. A cet effet, Monsieur HENNEQUIN ne peut en aucun cas divulguer à un quelconque tiers, ni utiliser pour son usage personnel, les informations techniques ou commerciales confidentielles relatives à la Société et au Groupe.

Article 12 : Droits de propriété intellectuelles et/ ou industrielles

Si dans l’exercice de ses fonctions, qui comportent une mission inventive, Monsieur HENNEQUIN réalisait une invention quelconque, brevetable ou non, créait des dessins ou modèles, méthodes, programmes, formules ou procédés ayant trait aux activités, études ou recherches de la société et susceptibles d’être protégés, les droits de propriété intellectuelle ou industrielle en résultant appartiendrait de plein droit à la Société.

Monsieur HENNEQUIN s’engage, en tout état de cause, à n’effectuer aucune démarche ni procédure visant à se faire reconnaître ou à se faire réserver un droit de propriété intellectuelle quel qu’il soit (droit d’auteur, copyright, brevet, dessin et modèle, marque), ou un quelconque droit d’usage ou d’exploitation, sur les produits ou procédés précités de sa création ou de son invention, dans quelque pays que ce soit, tant en exécution du présent contrat qu’après l’achèvement de celui-ci.

Monsieur HENNEQUIN a bien conscience de ce que toute violation de la présente obligation engagerait nécessairement sa responsabilité contractuelle.

Article 13 : Non- sollicitation du personnel

Aussi bien pendant la durée du présent contrat qu’après sa rupture par l’une ou l’autre des parties et pour quelque motif que ce soit, Monsieur HENNEQUIN s’engage à ne pas, directement ou indirectement, convaincre ou tenter de convaincre un quelconque employé de la Société ou de toute autre société du groupe qu’elle pourra former ou dont elle pourra faire partie, à la date de cessation de son contrat, de quitter son emploi ou de travailler pour ou fournir des services à une quelconque autre personne physique ou morale, en quelque qualité que ce soit.

prospective clients, files and data regarding suppliers and corporate strategies;

(d)	information provided by the Company’s and/or any Group company’s suppliers, employees, consultants, clients or business partners for review, evaluation or use;

(e)	all other information not generally known to the general public, which if misused or disclosed, could reasonably be expected to adversely affect the Company’s and/or any Group company’s business.

Mr. HENNEQUIN keeps the Company’s and any Group company’s trade secrets (and those of any individual or legal entity contracting with the Company), whether or not prepared or developed by him, in the strictest confidence.

Mr. HENNEQUIN is bound by a general duty of discretion and secrecy regarding the Company’s business and that of the Group as well as those of their clients, suppliers and business partners. This obligation shall apply both during the performance of this contract and following the termination hereof for an unlimited period. Consequently, Mr. HENNEQUIN agrees not to disclose to any third party or use for his own private purposes, any confidential technical or commercial information relating to the Company or the Group.

Article 12: Intellectual and/or industrial property rights

If, during the performance of his duties, Mr. HENNEQUIN makes any invention, whether patentable or not, or creates any design or model, method, program, formula or process relating to the activities, studies or research of the Company which is capable of being protected, the resulting intellectual or industrial property rights would automatically belong to the Company.

In any event, Mr. HENNEQUIN agrees not to take any steps or implement any procedures aimed at obtaining title to or the reservation of an intellectual property right of any kind whatsoever (author’s rights, copyright, patent, design, model, trademark) or any right of use or exploitation over the aforementioned products or processes or over the creation or invention thereof. This undertaking shall apply in all countries, both during the performance of this contract and following the termination thereof.

Mr. HENNEQUIN is aware of the fact that he shall be held contractually liability for any violation of this obligation.

Article 13: Non-solicitation

During the performance of this contract or following its termination at the initiative of either party and for any reason whatsoever, Mr. HENNEQUIN undertakes not to, either directly or indirectly, convince or attempt to convince any person employed by the Company or by any company of the Group it may form or belong to at the time of termination, to leave their employment or to work for or provide services to any other individual or legal entity, in any capacity whatsoever.

Article 14: Termination

This employment contract may be terminated at the initiative of either of the parties subject to a mutual notice period of three months, except that it may be terminated by the Company without notice in the event of serious misconduct (“faute grave”), gross misconduct (“faute lourde”) or force majeure.

Article 14 : Cessation du contrat

Le présent contrat de travail pourra être rompu à l’initiative de l’une ou l’autre des parties moyennant le respect d’un préavis réciproque de trois mois, hormis dans les cas où la Société décidera de rompre le contrat de travail pour faute grave, lourde ou événement de force majeure.

En cas de cessation du présent contrat de travail, pour un quelconque motif (licenciement, démission, départ en retraite, etc.), Monsieur HENNEQUIN s’engage à restituer à la Société, de sa propre initiative, tout le matériel ainsi que tout fichier et autres documents (y compris toutes photocopies de ceux-ci) qu’il pourra avoir en sa possession ou sous son contrôle en rapport avec ses activités professionnelles pour le compte de la Société et/ ou de toute Société du Groupe et/ou avec les activités professionnelles de ses clients. Cette restitution interviendra au terme du préavis sauf si celui-ci n’est pas exécuté quelle qu’en soit la raison. Dans cette dernière hypothèse, la restitution interviendra dans les 48 heures suivant la notification de la rupture du contrat.

En cas de suspension du contrat de travail, pour quelque raison que ce soit et quelle que soit la durée de cette suspension, Monsieur HENNEQUIN devra également restituer, à la société, à la première demande notifiée par la société par tout moyen, tous les éléments visés ci-dessus.

Article 15 : accords antérieurs

Le présent contrat constitue l’intégralité des accords entre les parties. Il annule et remplace tout accord antérieur conclu directement ou indirectement, tant écrit que verbal, entre la Société et Monsieur HENNEQUIN, et/ou les éventuels engagements, directs ou indirects, de l’une des parties à l’égard de l’autre.

Monsieur HENNEQUIN informera sans délai la Société de toute modification des informations qu’il lui aura données lors de son embauche (adresse, etc.).

Article 16 : Loi applicable

Le présent contrat de travail sera régi par le droit français, tant pour sa conclusion que pour son exécution et sa cessation. Tout litige y afférent sera soumis à la compétence exclusive des tribunaux français.

Les engagements pris de part et d’autre assurent les intérêts de chacun, les parties confirmeront leur accord sans réserve sur les termes de la présente et s’engageront à respecter loyalement les droits et obligations qui en résultent.

Pour la bonne règle, Monsieur HENNEQUIN retournera l’un des deux exemplaires ci-joints, revêtu de sa signature précédée de la mention « lu et approuvé ».

Fait à Paris, France, le February 26, 2007

/s/ Denis Hennequin
Monsieur HENNEQUIN

/s/ Matthew H. Paull
For the Company

P.J. Annexes (descriptif de fonctions et modalités de la rémunération variable).

Following the termination of this employment contract, for any reason whatsoever (dismissal, resignation, retirement, etc), Mr. HENNEQUIN undertakes to return to the Company, at his own initiative, all the equipment, data files and other documents (including photocopies) in his possession or under his control relating to his professional activities for the Company and/or any Group company and/or the professional activities of its clients. This equipment shall be returned at the end of the notice period, unless the notice period is not worked out for any reason whatsoever, in which case the equipment shall be returned within 48 hours of the date of the written notice of termination.

In the event that this employment contract is suspended, for any reason whatsoever and irrespective of the duration, Mr. HENNEQUIN shall also return all the above equipment to the Company by any appropriate means upon the first request of the latter.

Article 15: Prior agreements

This contract represents the entire agreement between the parties. It supersedes any prior direct or indirect written or verbal agreements entered into between the Company and Mr. HENNEQUIN and/or any commitments made, directly or indirectly, by either party towards the other.

Mr. HENNEQUIN shall immediately inform the Company of any change to the information given to the latter at the time he was hired (address, etc.).

Article 16: Governing law

This employment contract shall be governed by French law, for the purposes of its conclusion, performance and termination. Any dispute in relation hereto shall be submitted to the French courts.

The commitments made herein are done so in the mutual interests of the parties, who confirm the term and conditions of this contract without reservation and undertake to abide by the ensuing rights and obligations.

Mr. HENNEQUIN shall return one of the enclosed copies to us for the Company’s files, bearing his signature preceded by the words “read and approved”.

Executed in Paris, France, on February 26, 2007

/s/ Denis Hennequin
Mr. HENNEQUIN

/s/ Matthew H. Paull
For the Company

Annexe 1

McDONALD’S CORPORATION

DEFINITION DE POSTE

Date : janvier 2007

Lieu : Europe

Fonction : Président - McDonald’s Europe

Sous la supervision du : Président directeur général

(President and COO)

ETENDUE : (fonctions et nombre de subordonnés)

A la responsabilité globale de la croissance et du développe-ment durables à long terme de McDonald’s en Europe, y compris la supervision directe et la responsabilité des Présidents des Divisions européennes de Mc Donald’s et indirectement des Directeurs généraux. Aligne l’organisation de McDonald’s en Europe avec le programme de réussite « Plan to Win », en privilégiant l’image d’une implantation locale des restaurants au sein du réseau mondial de McDonald’s, en améliorant notablement l’image du groupe en tant qu’employeur, les pratiques en matière d’exploitation, de finances, de formation et de ressources humaines. Est responsable de la gestion des talents et du développement du leadership des Présidents des Divisions européennes et, indirectement des Directeurs généraux. Doit s’assurer du renforcement de la confiance des salariés, des clients et des parties prenantes dans chaque pays. Prend les décisions difficiles en s’engageant personnellement et en assumant leur issue. Gère avec rigueur les rapports professionnels clés en se concentrant sur le climat social. Communique une vision fédératrice de l’avenir de McDonald’s en Europe grâce à son leadership, en amenant les autres à suivre la voie du changement. Exige des Présidents des Divisions et des Directeurs généraux qu’ils alignent leur organisation sur le « Plan to Win » et qu’ils appliquent ce programme dans tous ses aspects sur leurs marchés.

OBJET : (grandes lignes et raisons du poste)

Offre un leadership et des orientations aux Présidents des Divisions européennes et aux Directeurs généraux afin d’optimiser les résultats de McDonald’s dans leur pays respectif. Evalue les plans stratégiques afin de s’assurer que l’accent sera mis sur la croissance durable à long terme, la gestion des talents et l’évolution du personnel, la conformité au « Plan to Win », l’innovation dans l’exploitation des restaurants grâce à l’amélioration perpétuelle des normes de QSP (qualité, service et propreté), en atteignant les objectifs en termes de résultat d’exploitation, de ventes et de bénéfices.

PRINCIPALES ATTRIBUTIONS : (liste des principaux objectifs fi naux du poste)

Planification stratégique - Evalue les plans stratégiques pour McDonald’s en Europe pour les rendre conformes au « Plan to Win ». Offre un leadership et une assistance aux Présidents des Divisions européennes et aux Directeurs généraux dans la mise en œuvre de ces plans.

Appendix 1

McDONALD’S CORPORATION

POSITION/PERFORMANCE DESCRIPTION

Date: January 2007

Location: Europe

Title: President - McDonald’s Europe

Reports to: President and Chief Operating Officer

DIMENSIONS: (Job titles and numbers of people supervised)

Overall responsibility and accountability for driving McDonald’s sustainable, long-term growth and development in Europe, including direct supervision of and accountability for McDonald’s European Division Presidents and indirectly for Managing Directors. Aligns McDonald’s in Europe around the Plan to Win, focusing on promoting McDonald’s as local businesses that are part of a global network, driven to dramatically improve employment image, operations, finances, training and people practices. Responsible for talent management and leadership development of European Division Presidents and, indirectly, Managing Directors. Responsible for ensuring countries enhance trust with employees, customers and stakeholders. Makes the tough calls with personal responsibility and ownership of outcomes. Decisively manages key interrelationships with focus on organizational climate. Communicates compelling vision of McDonald’s European future through leadership, drawing others into change process. Demands of Division Presidents and Managing Directors that they make their organizations align with the Plan to Win and implement each aspect within their markets.

POSITION PURPOSE: (Broad functions - Why does job exist?)

To provide leadership and direction to European Division Presidents and Managing Directors to maximize the business results of McDonald’s in their countries. Assesses their strategic plans to ensure emphases will be on long-term sustainable growth, talent management and employee development, alignment around the Plan to Win, innovation in restaurant execution through continuously improving QSC, achieving operating income, sales building and profit goals.

PRINCIPLE ACCOUNTABILITIES: (A list of major end results the position is designed to accomplish.)

Strategic Planning - Assesses strategic plans for McDonald’s in Europe for alignment with Plan to Win. Provides leadership and support to European Division Presidents and Managing Directors in their implementation of these plans.

Sustainable Growth - Establishes direction and oversees AOW plans and their implementation to ensure long-term sustainable growth aligned with Plan to Win. Assesses whether country has the staff and resources needed to ensure that sustainable growth is achieved.

Croissance durable - Etablit les orientations et surveille les plans « AOW » et leur mise en œuvre afin de s’assurer que la croissance durable à long terme est en ligne avec le « Plan to Win ». Evalue si le pays concerné dispose du personnel et des ressources nécessaires pour s’assurer que la croissance durable peut être atteinte.

Gestion des talents et développement du leadership – Est responsable des évaluations de performance des Présidents des Divisions et doit s’assurer que les Présidents des Divisions en font de même pour les Directeurs généraux. Assure un coaching à long terme afin de développer les compétences en matière de leadership des Présidents des Divisions et des Directeurs généraux. Elabore les plans de succession pour les subordonnés clés et doit s’assurer que les subordonnés établissent des plans de succession pour leurs propres subalternes.

Résultat d’exploitation, ventes et bénéfices - A la responsabilité globale de la supervision des initiatives stratégiques visant à atteindre les objectifs mensuels et annuels en termes de résultat d’exploitation, de ventes et de bénéfices.

Conduite professionnelle - Offre un leadership et une assistance aux Présidents des Divisions et aux Directeurs généraux dans le cadre du renforcement de la confiance des salariés, des clients et des parties prenantes. Doit s’assurer que les Présidents des Divisions et les Directeurs généraux exercent leur activité conformément au Code de Pratiques des Affaires (« Standards of Business Conduct »). Donne des orientations et des directives afin de s’assurer que tous les pays disposent de plans visant à améliorer de manière cohérente l’image du groupe en tant qu’employeur.

PROFIL :

Expérience et compétences :

Doit se prévaloir d’une expérience réussie en tant que Président d’une Division, Directeur général ou à tout autre poste équivalent, et doit avoir fait ses preuves en tant que leader ayant permis une croissance durable, une gestion des talents, un développement du leadership, une croissance du résultat d’exploitation et une confiance accrue dans la marque McDonald’s.

Communication :

Fait preuve de solides qualités de communication, tant à l’écrit qu’à l’oral.

Formation :

Est de préférence titulaire d’un diplôme d’une école supérieure de commerce ou d’un diplôme équivalent ou possède une expérience à un poste équivalent.

Qualités souhaitées :

Fait preuve des plus hautes compétences en matière de leadership (individuelles et stratégiques), de prise de décision, de vision, de discernement, d’organisation et de planification, d’adaptation, et de la capacité à communiquer efficacement avec tous les niveaux de l’organisation.

Talent Management and Leadership Development - Responsible for performance evaluations of Division Presidents and that Division Presidents perform same on Managing Directors. Does long-term coaching to develop leadership competencies in Division Presidents and Managing Directors. Develops succession plans for key subordinates and responsible for ensuring that subordinates develop succession plans for their reports.

Operating Income, Sales and Profits - Overall responsibility for overseeing strategic initiatives designed to achieve monthly and annual operating income, sales and profit goals.

Business Conduct – Provides leadership and support to Division Presidents and Managing Directors in enhancing trust with employees, customers and stakeholders. Responsible for ensuring that Division Presidents and Managing Directors conduct business in conformance with Standards of Business Conduct. Provides direction and guidance to ensure all countries have plans to consistently improve employment image.

POSITION SPECIFICATIONS:

Experience and Knowledge:

Should be a successful Division President, Managing Director or equivalent with a proven track record of demonstrated leadership to achieve sustainable growth, talent management, leadership development, operating income growth and increased trust in Brand McDonald’s.

Communications:

Strong, clear written and verbal communications skills are required.

Education:

Prefer a college degree in business or related studies, or equivalent work experience.

Desired traits:

Highest Levels of Competency in Leadership (individual and strategic), Decision Making, vision, sound business judgment, organizing and planning, adaptability, and ability to communicate effectively with all levels in the organization.